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Exhibit 23.4

CONSENT OF NOMINEE FOR DIRECTOR

        The undersigned nominee for director hereby consents to the disclosure under the caption "Management" in the Crosstex Energy, L.P. Registration Statement on Form S-1, and any amendments thereto, that the undersigned has been nominated for election as a director of Crosstex Energy GP, LLC, effective upon completion of the offering of common units as contemplated in the Registration Statement.

Dated: October 26, 2002

/s/ CLOVIS ROLAND HADEN

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  Exhibit 23.4